EXECUTION

AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) is made as of the      day of             , 2020, by and between GAMCO INVESTORS, INC. (the “Client”) for and on behalf of each entity listed on Annex I attached to the Agreement (as defined below) (each, a “Fund” and collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (“BNYM”).

BACKGROUND:

A.	BNYM and the Client entered into a Foreign Custody Manager Agreement dated as of February 2, 2017 (the “Agreement”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Annex I to the Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

2.	Miscellaneous.

(a)        As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)        The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)        This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GAMCO INVESTORS, INC.,
For and on behalf of each Fund identified on in Annex I

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

EXECUTION

ANNEX I

(Amended and Restated as of             , 2020)

Name

Exchange Traded Managed Funds

Gabelli ETFs Trust

Gabelli Growth Innovators ETF

Gabelli Financial Services ETF

Gabelli Global Small Cap ETF

Gabelli Small & Mid Cap ETF

Gabelli Micro Cap ETF

Gabelli Love Our Planet & People ETF

Gabelli Asset ETF

Gabelli Equity Income ETF

Gabelli Green Energy ETF